MGI PROPERTIES
                           1997 EMPLOYEE STOCK OPTION,
               STOCK APPRECIATION RIGHTS AND RESTRICTED STOCK PLAN


I.       PURPOSE

         The purpose of the 1997 Employee Stock Option, Stock Appreciation Rights and Restricted Stock Plan (the "Plan") is to promote the interests of MGI Properties (the "Trust") and its shareholders by providing a means by which competent officers, key employees and employee-Trustees (hereinafter sometimes referred to as "key employees" or "optionees") of the Trust or of any subsidiary corporation or parent corporation of the Trust now existing or hereafter formed or acquired who are responsible for the continued growth of the Trust, can acquire a proprietary interest in the Trust, and thus create in such key employees an increased interest in and a greater concern for the welfare of the Trust and its shareholders.

         The Plan is intended to satisfy the performance-based compensation exception to the cap on the Trust's tax deduction imposed by Section 162(m) of the Internal Revenue Code of 1986, as it may from time to time be amended (the "Code") and to align with recent changes to Rule 16(b) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act").

         The stock options ("Options"), restricted stock ("Restricted Stock") and stock appreciation rights ("Rights") offered pursuant to the Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee.

         The Trust, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

         The Options granted under the Plan are intended to be either incentive stock options ("Incentive Options") within the meaning of Section 422A of the Code or options that do not meet the requirements for Incentive Options ("Nonqualified Options"), but the Trust makes no warranty as to the qualification of any Option as an Incentive Option.

         The Plan is intended to provide participants with stock-based incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Code, and should be construed to the extent possible as providing for remuneration which is "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

II.      SHARES SUBJECT TO THE PLAN

         The total number of Common Shares of the Trust, $1.00 par value per share (the "Common Shares"), which may be (i) purchased pursuant to the exercise of Options granted under the Plan or (ii) acquired pursuant to the exercise of Rights granted under the Plan or pursuant to the award of Restricted Stock granted under the Plan shall not exceed, in the aggregate, 675,000 Common Shares as of the effective date (the "Shares"). The term "Shares" shall include any securities, cash or other property into which Shares may be changed through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, issuance of rights to subscribe or change in capital structure. The maximum number of Shares that may be subject to Options and related Rights or Restricted Stock granted under the Plan to any individual in any calendar year shall not exceed 75,000, and the method of counting such Shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code.

         Shares which may be acquired under the Plan may be either authorized but unissued Shares, Shares held in the Trust's treasury, or both, at the discretion of the Trust. If and to the extent that (i) Options granted under the Plan expire or terminate without having been exercised and (ii) Restricted Stock granted under the Plan is repurchased or forfeited, Shares subject to such expired or terminated Options and related Rights or repurchased or forfeited Restricted Shares shall be available for new grants of Options and related Rights and Restricted Stock under the Plan, provided that the grant and the terms of such new Options and related Rights and Restricted Stock shall in all respects comply with applicable legal requirements. Notwithstanding the above, however, the expiration or termination of Options and related Rights and repurchased or forfeited Shares shall not increase the reserve of 675,000 Shares for grants to key employees.

         Except as provided in Article XXI hereof, the Trust may, from time to time during the period beginning March 27, 1997 (the "Effective Date") and ending on March 26, 2007 (the "Termination Date"), grant to key employees of the Trust, or of any subsidiary corporation or parent corporation of the Trust now existing or hereafter formed or acquired, Options and related Rights and Restricted Stock under the terms hereinafter set forth. Notwithstanding the foregoing, Options, Rights and/or Restricted Stock granted or awarded hereunder prior to March 27, 1997 shall be valid and binding, subject to the approval of the Plan by the shareholders on or before April 30, 1997.

         As used in the Plan, the terms "subsidiary corporation" and "parent corporation" shall mean, respectively, a corporation coming within the definition of such terms contained in Sections 425(f) and 425(e) of the Code.

III.     ADMINISTRATION

         The Board of Trustees of the Trust (the "Board of Trustees") shall designate a committee for the administration of matters relating to Restricted Stock and Options to be granted to key employees (the "Committee"), whether Incentive or Nonqualified Options or both and related Rights. The Committee shall consist of two or more Trustees. Each member of the Committee shall be a "non-employee director" within the meaning of Rule 16b-3, or any successor rule or regulation, ("Rule 16b-3") promulgated under the Exchange Act and shall also be an "outside director" under Section 162(m) of the Code. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Trustees, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board of Trustees.

         Subject to the express provisions of the Plan, the Committee shall have the authority, in its discretion, to determine the key employees to whom Options, Rights and Restricted Stock shall be granted, the number of Shares which shall be subject to each Option, Right or Restricted Stock award, the purchase price of each Share which shall be subject to an Option, Right or Restricted Stock, the period(s) during which such Options or Rights shall be exercisable (whether in whole or in part) or the terms of any Restricted Stock award, and the other terms and provisions thereof. In determining the key employees to whom Options, Rights or Restricted Stock shall be granted and the number of Shares for which Options, Rights or Restricted Stock shall be granted to each such employee, the Committee shall consider the length of service, the amount of earnings, and the responsibilities and duties of such employee; provided, however, that no employee shall be granted Incentive Options in any calendar year to purchase shares of stock in the Trust or in any subsidiary corporation or parent corporation of the Trust which exceed the maximum allotment prescribed in Article V hereof.

         Subject to the express provisions of the Plan, the Committee also shall have the authority to construe the Plan and Options, Rights and Restricted Stock granted or awarded hereunder, to amend the Plan and Options, Rights and Restricted Stock granted or awarded hereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Options (which need not be identical), Rights (which need not be identical) and Restricted Stock (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan.

         The Committee also shall have the authority to require, in its discretion, that the key employee agree, at the time of the grant of an Option and of a related Right not to sell or otherwise dispose of Shares acquired pursuant to the exercise of an Option or Right, as the case may be, granted under the Plan for a period of six (6) months following the date of grant.

         The determination of the Committee on matters referred to in this
Article III shall be conclusive.

         Any or all powers and functions of the Committee may at any time and from time to time be exercised by (i) the full Board of Trustees (except in the case of the grant of Incentive Options) or (ii) a committee composed solely of two or more persons that, at the time of such exercise, are "non-employee directors" within the meaning of Rule 16b-3 and also are "outside directors" under Section 162(m) of the Code.

         The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board of Trustees or by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Trust. No member or former member of the Committee or of the Board of Trustees shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

IV.      ELIGIBILITY

         Incentive Options and related Rights may be granted only to salaried key employees of the Trust or of any subsidiary corporation or parent corporation of the Trust, except members of the Committee and except as hereinafter provided, and shall not be granted to any officer or Trustee who is not also a salaried key employee.

         Nonqualified Options, related Rights and Restricted Stock may be granted or awarded only to salaried key employees of the Trust or of any subsidiary corporation or parent corporation of the Trust, except members of the Committee and except as hereinafter provided.

         Any person who shall have retired from active employment by the Trust, although such person shall have entered into a consulting contract with the Trust, shall not be eligible to receive a grant of an Incentive Option or related Right or a Nonqualified Option or related Right.

         An Incentive Option shall not be granted to any person who, at the time such Incentive Option is granted, owns Shares of the Trust or any subsidiary corporation or parent corporation of the Trust which possess more than ten percent (10%) of the total combined voting power of all classes of shares of the Trust or of any subsidiary corporation or parent corporation of the Trust, unless (i) the exercise price per share is not less than one hundred ten percent (110%) of the fair market value per share on the date such Option is granted and (ii) such Option by its terms is not exercisable after the expiration of five (5) years from the date such Option is granted. In determining share ownership of any such person, the rules of Section 425(d) of the Code shall be applied and the Committee may rely on representations of fact made to it by the key employee and believed by it to be true.

V.       MAXIMUM ALLOTMENT OF INCENTIVE OPTIONS

         The aggregate fair market value (determined at the time the Incentive Option is granted) of the stock with respect to which Incentive Options are exercisable for the first time by such optionee during any calendar year (under all such plans of the optionee's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

VI.      OPTION PRICE AND PAYMENT

         The price for each Share purchasable under any Option granted hereunder shall be such amount as the Committee shall, in its best judgment, determine; provided, however, that, subject to Article IV hereof, the price of any Option shall not be less than one hundred percent (100%) of the fair market value per Share on the date the Option is granted.

         If the Shares are listed on a national securities exchange in the United States on the date any Option is granted, the fair market value per Share shall be deemed to be the closing sale price at which the Shares are sold on such national securities exchange on the date such Option is granted. If the Shares are listed on a national securities exchange in the United States on such date but the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such Option is granted, the Committee shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share.

         If at the date any Option is granted a public market exists for the Shares but the Shares are not listed on a national securities exchange in the United States, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market for the Shares in the United States on the date such Option is granted. If there are no bid and asked quotations for the Shares on such date, the fair market value per Share shall be deemed to be the mean between the closing bid and asked quotations in the over-the-counter market in the United States for the Shares on the closest date, preceding the date such Option is granted, for which such quotations are available.

         The Trust shall cause such stock certificates to be issued only when it shall have received the full purchase price for the Shares in cash, certified check, bank draft or money order; provided, however, that in lieu of cash, certified check, bank draft or money order, the holder of an Option may exercise his Option, in whole or in part, (i) by delivering to the Trust, Shares of the Trust (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder for at least six months (and, in the case of Shares acquired upon the exercise of Incentive Options, for the holding periods required under Section 425 of the Code) and having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised by the delivery of such Shares, the fair market value of the Shares so delivered to be determined in accordance with this
Article VI or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations; or (ii) through the written election of the optionee to have Shares withheld from the Shares otherwise to be received upon the exercise of an Option and having a fair market value equal to the cash exercise price applicable to the portion of the Option being exercised by the withholding of such Shares, the fair market value of the Shares so withheld to be determined in accordance with this Article VI or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations.

         Notwithstanding the foregoing, subject to the provisions of Part 207 of Title 12, Code of Federal Regulations, as from time to time in effect (herein called "Regulation G"), the Committee, in its sole and absolute discretion, (i) may, generally or in specific instances, authorize the extension and maintenance of credit by the Trust, or (ii) may arrange for the extension or maintenance of credit by any person upon the same terms and conditions as those upon which the Trust (under the provisions of Regulation G) may extend or maintain such credit to participants under the Plan for the purpose of financing the exercise of Options granted to such participants under the Plan. Interest shall be charged on any such extension of credit at a rate not less than that promulgated under the applicable Federal rate (as defined in Section 1274(d) of the Code) for the month in which such credit is extended.

VII.     USE OF PROCEEDS

         The cash proceeds from the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Trust and used for its general purposes as the Board of Trustees shall determine.

VIII.    TERM OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

         Except as otherwise provided below, a holder of an Option may exercise such Option with respect to one hundred percent (100%) of the aggregate number of Shares, or any portion thereof, subject to the Option.

         Subject to the provisions of Articles IV and V, any Option granted hereunder shall be exercisable during a period of not more than ten (10) years from the date of grant of such Option.

         To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part. If any Option granted hereunder shall terminate prior to the Termination Date, the Committee shall have the right to use the Shares as to which such Option shall not have been exercised to grant one or more additional Options to any eligible employee (in which case, such new Option may be either Incentive or Nonqualified, as determined by the Committee) or Restricted Stock, but any such grant of an additional Option or Restricted Stock shall be made prior to the close of business on the Termination Date.

         In no event shall an Option granted hereunder be exercised for a fraction of a share.

IX.      EXERCISE OF OPTIONS

         Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Secretary of the Trust at the principal business office of the Trust, specifying the number of Shares to be purchased and accompanied by payment of the purchase price.

         Such payments may consist, in whole or in part, of the proceeds of loans made or guaranteed by the Trust to finance the acquisition of the Shares pursuant to Article VI hereof.

X.       STOCK APPRECIATION RIGHTS; RESTRICTED STOCK AWARDS

         A.       Stock Appreciation Rights

         Rights may be granted to key employees in connection with the grant of Options upon such terms and conditions as the Committee may prescribe. Rights may be granted only in connection with the grant of an Option under the Plan and only with respect to fifty percent of the Shares related to Options. Each Right shall contain a provision that it shall become non-exercisable and shall be forfeited to the extent that the related Option is exercised or terminates for any reason other than the exercise of the Right. The exercise of Rights in lieu of the exercise of related Options shall entitle the optionee to receive Common Shares having a fair market value equal to, but in no event in excess of, the appreciation since the date of grant in the fair market value of the Common Shares subject to such related Option (the "Differential"). The Differential shall be payable only in Common Shares.

         Rights shall be exercisable and be payable in the following manner:

         1. A Right shall be exercisable by the optionee at any time the Option to which it relates could be exercised, but only upon a showing of "hardship" by the optionee and upon consent of the Committee; provided, however, that there shall be no hardship requirement in the event of a Hostile Change in Control (as hereinafter defined). The Committee shall promulgate a standard for determining a "hardship," said standard to be applied uniformly to all optionees under the Plan. An optionee wishing to exercise shall give written notice of such exercise to the Trust addressed to the Trust's Secretary. Upon the exercise of a Right, the optionee shall only be entitled to receive Common Shares of the Trust. The Committee, upon receipt of such notice, shall, without transfer or issue tax to the optionee or other person entitled to exercise the Right, deliver to the person exercising such Right a certificate or certificates for the Trust's Common Shares which are issuable upon exercise of the Right. The date the Trust receives the written notice of exercise hereunder is referred to herein as the exercise date. If there is any adjustment to an Option pursuant to Section XIII, that adjustment shall be reflected in the tandem Right. Notwithstanding the foregoing, and except in the event of a Hostile Change in Control, Rights may be exercised only if prior to the exercise thereof, or, simultaneously with the exercise thereof, the optionee or his successor, has exercised or exercises an equivalent number of Options granted pursuant to this Plan (whether related or unrelated to the Right). After a Hostile Change of Control, an optionee may exercise all Options in full as Rights, without limitation.

         Example:

         To illustrate the impact of the grant and exercise of Rights by optionees, it is assumed that:

              (a) An optionee was granted an Option under the Plan to purchase 100 Shares at an exercise price of $20 per share;

              (b) The optionee was granted Rights in tandem with the Option giving the optionee the right to exercise up to 50 Rights (one-half of the 100 Shares subject to the Option) in the event of hardship;

              (c) The optionee has not received any other Options;

              (d) The Shares have appreciated in value to $50 per Share; and

              (e) The optionee qualifies under the hardship requirements and wishes to acquire the maximum number of Shares upon the exercise of his Rights.

         Under the Plan, the optionee must first partially exercise an Option granted under the Plan, the Trust's 1994 Employee Stock Option and Stock Appreciation Rights Plan or the Trust's 1988 Stock Option and Stock Appreciation Rights Plan for Key Employees, and purchase 50 Shares for the specified exercise price. (For purposes of this example, it is assumed that the optionee will first exercise 50 of the 100 Options granted at $20 per share for an out-of-pocket cost of $1,000.)

         After his or her exercise, the optionee may surrender his Option to purchase an additional 50 Shares and may exercise Rights. Upon exercise of Rights, the optionee will be entitled to receive Shares having a value equal to $1,500, i.e., the excess of the aggregate fair market value of 50 Shares (50 Shares X $50=$2,500) over the aggregate exercise price (50 Shares X $20 = $1,000). Since the fair market value of the Shares is $50, 30 Shares would be issued to the optionee upon the exercise of his Rights ($1,500 divided by $50=30 Shares).

         In summary, if the optionee wishes to exercise the maximum number of Rights, the optionee will be required to purchase 50 Shares at an aggregate cost of $1,000 and surrender the balance of his Option to purchase 50 Shares. In such circumstances, the optionee will receive 30 Shares upon exercise of his Rights.

         2. The exercise of a Right shall automatically result in the surrender of the related Option by the optionee on a share for share basis to the extent Shares under such related Option are used to calculate the Differential. Shares issued pursuant to the exercise of a Right shall not be available for granting further Options under the Plan.

         3. The Committee may impose any other conditions it prescribes upon the exercise of a Right, which conditions may include a condition that the Right may only be exercised in accordance with rules and regulations adopted by the Committee from time to time.

         4. Upon the exercise of a Right and surrender of the related Option right, the Trust shall issue to the person surrendering the related Option right an amount equivalent to the Differential, in the Trust's Common Shares as determined in accordance with this Article X. The shares to be issued upon the exercise of a Right may consist either in whole or in part of shares of the Trust's authorized but unissued Common Shares or the Trust's authorized and issued Common Shares held in its treasury. No fractional Common Shares shall be issued and the Committee shall determine whether cash shall be given in lieu of such fractional share or whether such fractional share shall be eliminated.

         Each Right and all rights and obligations thereunder shall expire on a date no later than the date of expiration of the underlying Option.

         A Right shall terminate and may no longer be exercised upon the termination of the related Option.

         B.       Restricted Stock Awards

         A Restricted Stock award entitles the recipient to acquire, at no cost or for a purchase price determined by the Committee, Shares subject to such restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment and/or achievement of pre-established performance goals and objectives.

         Any person who is granted Restricted Stock (a "Restricted Stock Recipient") shall have no rights with respect to such Restricted Stock unless the Restricted Stock Recipient shall have accepted the Restricted Stock within 60 days (or such shorter period as the Committee may specify) following the award date by making payment to the Trust, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the Shares covered by the Restricted Stock and by executing and delivering to the Trust a written instrument that sets forth the terms and conditions of the Restricted Stock in such form as the Committee shall determine.

         Upon complying with the paragraph above, a Restricted Stock Recipient shall have the rights of a shareholder with respect to the voting of the Restricted Stock, subject to such other conditions contained in the written instrument evidencing the Restricted Stock. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Trust until such Restricted Stock is vested as provided in such written agreement.

         Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. Upon the termination of employment of any key employee with the Trust, any subsidiary corporation and any parent corporation of the Trust for any reason except death or becoming totally disabled (as described in Section 105(d)(4) of the Code), the Trust shall have the right, at the discretion of the Committee, to repurchase such Restricted Stock at its purchase price, or to require forfeiture of such Restricted Stock to the Trust if acquired at no cost, from the Restricted Stock Recipient or the Restricted Stock Recipient's legal representative. The Trust must exercise such right of repurchase or forfeiture not later than the 90th day following such termination of employment (unless otherwise specified in the written instrument evidencing the Restricted Stock).

         The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Trust's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed "vested." A Restricted Stock Recipient shall also become vested in all of his or her Restricted Stock upon his or her termination of employment for reason of death or becoming totally disabled (as described in Section 105(d)(4) of the Code).

         The written instrument evidencing Restricted Stock may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

XI.      NONTRANSFERABILITY OF OPTIONS AND STOCK APPRECIATION RIGHTS

         Neither an Incentive Option nor a related Right granted hereunder shall be transferable otherwise than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act of 1986, as amended, or the rules and regulations promulgated thereunder. Any Incentive Option or related Right granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder or by such holder's guardian or legal representative. Nonqualified Options may be transferable only to the extent authorized by the Committee in respect of a particular grant.

XII.     TERMINATION OF EMPLOYMENT

         Upon termination of employment of any key employee with the Trust and all subsidiary corporations and any parent corporation of the Trust, any Option or Right previously granted to the key employee shall to the extent not theretofore exercised, terminate and become null and void, except that:

                  (a) If the key employee shall die, or become totally and permanently disabled (as described in Section 105(d)(4) of the Code), while in the employ of such corporation or Trust or at a time when such employee was entitled to exercise an Option or related Right as herein provided, in case of death, the legal representative of such employee, or such person who acquired such Option and/or related Right by bequest or inheritance or by reason of death of the key employee or in the case of total and permanent disability, the key employee may, not later than one (1) year from the date of death or total and permanent disability, exercise such Option or such related Right in respect of any or all of the total number of Shares as shall have been subject to such Option or Right; and


                  (b) if the employment of any key employee to whom such Option or such related Right shall have been granted shall terminate by reason of such employee's retirement (at such age or upon such conditions as shall be specified by the Committee) or dismissal by the Trust other than for cause (as defined below), and while such employee is entitled to exercise such Option or such related Right as herein provided, such employee shall have the right to exercise such Option or Right so granted, to the extent of the number of Shares subject to such Option or Right which were purchasable by him at the date of termination of his employment, at any time up to and including three (3) months after the date of such termination of employment.

         Notwithstanding the foregoing, the optionee may exercise options granted hereunder at any time up to two years after his employment with the Trust ceases for any reason; however, if any option is exercised after the periods set forth in the preceding paragraph, or such longer periods for the valid exercise of an Incentive Option after termination as may be established under the Code, such option shall no longer be an Incentive Option but shall convert into a Non-qualified Option.

         In no event, however, shall any person be entitled to exercise any Option after the expiration of the period of exercisability of such Option as specified therein.

         If an Option or related Right granted hereunder shall be exercised by the legal representative of a deceased employee or former employee, or by a person who acquired an Option or Right hereunder by bequest or inheritance or by reason of the death of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or by equivalent proof of the right of such legal representative or other person to exercise such Option or Right.

         For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and the Trust (or any parent or subsidiary corporation) if, at the time of the determination, the individual was an "employee" of the Trust (or any parent or subsidiary corporation) for purposes of Section 422(a) of the Code. If an individual is on leave of absence taken with the consent of the corporation by which such individual was employed, or is on active military service, and is determined to be an "employee" for purposes of the exercise of an Option or Right, such individual shall not be entitled to exercise such Option or Right during such period and while the employment relationship is treated as continuing intact unless such individual shall have obtained the prior written consent of such corporation, which consent shall be signed by the Chairman of the Board, the President, an executive vice-president or other duly authorized officer of such corporation.

         A termination of employment shall not be deemed to occur by reason of
(i) the transfer of a key employee from employment by the Trust to employment by a subsidiary corporation or a parent corporation of the Trust or (ii) the transfer of a key employee from employment by a subsidiary corporation or a parent corporation of the Trust to employment by the Trust or by another subsidiary or parent corporation of the Trust.

XIII.  ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS

         Notwithstanding any other provision contained herein, in the event of any change in the Shares subject to the Plan or to any Option or Right granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, or exchange of shares) and with respect to other dilutive or anti-dilutive events appropriate adjustments shall be made by the Committee as to the maximum number of Shares subject to the Plan available for, Options, Rights or Restricted Stock, the maximum number of Shares for which Options, Rights or Restricted Stock may be granted to any one employee, and the number of Shares and price per Share subject to outstanding Options or Rights as shall be equitable to prevent dilution or enlargement of rights under the Options, Rights or Restricted Stock, and the determination of the Committee as to these matters shall be conclusive; provided, however, that (i) any such adjustment with respect to an Incentive Option and any related Right shall comply with the rules of Section 425(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an Incentive Option for purposes of Section 422A of the Code.

XIV.     RIGHT TO TERMINATE EMPLOYMENT OR TRUSTEESHIP

         The Plan shall not impose any obligation on the Trust or on any subsidiary corporation or parent corporation thereof to continue the employment or trusteeship or directorship of any holder of any Option, Right or Restricted Stock; nor shall it impose any obligation on the part of any holder of Options, Rights or Restricted Stock to remain in the employ, or to remain a trustee or director, of the Trust or of any subsidiary corporation or parent corporation thereof.

XV.      PURCHASE FOR INVESTMENT; SECURITIES ACT REGISTRATION

         Except as hereafter provided, the holder of Options, Rights or Restricted Stock granted or awarded hereunder shall, upon any exercise hereof, execute and deliver to the Trust a written statement, in form satisfactory to the Trust, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares issued or awarded hereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent resale or distribution of any of such Shares shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the Shares being sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer of sale or sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Trust, from counsel for or approved by the Trust, as to the application of such exemption thereto. The foregoing restriction shall not apply to (i) issuance by the Trust so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (ii) reofferings of Shares by affiliates of the Trust (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

XVI.     ISSUANCE OF CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

         Upon any exercise of an Option or related Right which may be granted hereunder or upon the vesting of Restricted Stock which may be awarded hereunder and, in the case of an Option, payment of the purchase price in accordance with
Article VI hereof, a certificate or certificates for the Shares as to which the Option or related Right has been exercised or for the Shares as to which the

Restricted Stock has vested shall be issued by the Trust in the name of the person exercising the Option or related Right or possessing the vested Restricted Stock and shall be delivered to or upon the order of such person or persons.

         The Trust may endorse such legend or legends upon the certificates of Shares issued upon exercise of an Option or Right or the vesting of Restricted Stock granted hereunder, and the Committee may issue such "stop transfer" instructions to its transfer agent in respect of such Shares, as such Committee, in its discretion, determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of any agreement between the Trust and the optionee or grantee with respect to such Shares, or (iii) permit the Trust to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

         The Trust shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Trust in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Trust for its own corporate purposes (and the Trust so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of such Shares in the Registration Statement.

         All Shares issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

XVII.    WITHHOLDING TAXES

         The Trust may require a key employee exercising a Nonqualified Option or a related Right granted hereunder to reimburse the Trust which employs such employee for any taxes required by any government to be withheld or otherwise deducted and paid by such Trust or corporation in respect of the issuance of Shares. In lieu thereof, the Trust or corporation which employs such employee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such Trust or corporation to the employee upon such terms and conditions as the Committee shall prescribe.

XVIII.   CHANGE OF CONTROL

         Upon the occurrence of a Hostile Change of Control or a Change of Control as defined in this section:

                  (i) each outstanding Option and related Rights shall automatically become fully exercisable notwithstanding any provision to the contrary herein; and

                  (ii) restrictions and conditions on all Restricted Stock awards shall automatically be deemed waived, and the recipients of such Restricted Stock awards shall become entitled to receipt of the certificates evidencing the Restricted Stock, unless the Committee (provided the Committee is composed of the persons who were members thereof prior to a Hostile Change of Control) shall otherwise expressly provide.

         A "Hostile Change in Control" means a transaction, event or election constituting a "Change in Control" (as hereinafter defined) which was not approved by, or in, an election in which the Trustees participating in such election were nominated or elected by at least two-thirds of the members of the Board of Trustees of the Trust in office immediately prior to the Change in Control.

         A "Change in Control" of the Trust means and includes each and all of the following occurrences:

                  (i) Any business combination, including but not limited to a merger of the Trust, which has been approved by the requisite vote of the shareholders;

                  (ii) The acquisition by any person or "group" of persons (as defined under Section 13(d) of the Exchange Act), directly or indirectly, of twenty-five percent (25%) or more of the combined voting power of the outstanding shares of the Trust entitled to vote generally in the election of Trustees;

                  (iii) Individuals who at the beginning of any period of three
         (3) consecutive years constitute the entire Board of Trustees of the Trust shall for any reason during such period cease to constitute a majority thereof;

                  (iv) A change in control that would be required to be reported as such under the Exchange Act and/or the exercise by a person or group of "control" of the Trust within the meaning of Section 2(9) of the Investment Company Act of 1940, as amended; or

                  (v) The Trust fails to qualify as a "REIT" under Internal Revenue Code Sections 856 et seq., by reason of five or fewer individuals owning more than 50% in value of the outstanding shares.

         If a Hostile Change in Control which would otherwise result in the abrogation of the hardship requirement and of the prior or simultaneous exercise of the Options requirement, will, in the nonreviewable judgment of the Committee, be deemed to constitute a "golden parachute" as same is defined under
Section 280G of the Internal Revenue Code of 1986 ("Section 280G"), the Committee shall reduce the number of Shares which may otherwise be issued as a result of the exercise of the Right, to the extent necessary to avoid Section 280G treatment as a "golden parachute." Notwithstanding such an adjustment, however, the Trust makes no warranty as to the avoidance of Section 280G treatment.

XIX.     LISTING OF SHARES AND RELATED MATTERS

         If at any time the Board of Trustees shall determine in its discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares shall be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Trustees.

XX.      AMENDMENT OF THE PLAN

         The Board of Trustees or the Committee may, from time to time, amend the Plan; provided, however, that no amendment shall be made, without the approval of the shareholders of the Trust (a) if such approval is required by the Code in respect of Incentive Options or under Rule 16b-3 with respect to any Options granted pursuant to this Plan. Notwithstanding the foregoing, amendments by the Trustees or the Committee, to conform to or comply with changes in the Code or Rule 16b-3 may be adopted without shareholder approval (unless such approval is required by the Code). The rights and obligations under any Option or Right granted before amendment of the Plan or any unexercised portion of such Option or Right shall not be adversely affected by amendment of the Plan or the Option or Right without the consent of the holder of the Option or Right.

XXI.     TERMINATION OR SUSPENSION OF THE PLAN

         The Board of Trustees may at any time suspend or terminate the Plan. The Plan, unless sooner terminated by action of the Board of Trustees, shall terminate at the close of business on the Termination Date. An Option, Right or Restricted Stock award may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option, Right or

Restricted Stock award granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option or Right was granted. The power of the Committee to construe and administer any Options, Rights or Restricted Stock award granted prior to the termination or suspension of the Plan under Article III shall nevertheless continue after such termination or during such suspension.

XXII.       GOVERNING LAW

            The Plan, such Options, Rights and Restricted Stock awards as may be granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts, from time to time obtaining.

XXIII.      EFFECTIVE DATE

            The Plan shall become effective at 5:00 P.M., Eastern time, on the Effective Date, the date on which the Plan is adopted and approved by the shareholders of the Trust.

XXIV.       EXCULPATION

            MGI Properties is a Massachusetts trust and all persons dealing with the Trust must look solely to the property of this Trust for the enforcement of any claims against the Trust. Neither the Trustees, officers, agents nor shareholders of this Trust assume any personal liability for obligations entered into on its behalf.